Filed Pursuant to Rule 424(b)(2)
File No. 333-180728

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Medium Term Notes, Series K, Principal at Risk Securities Linked to the SPDR® S&P 500® ETF Trust due October 5, 2018	$2,424,000	$281.67

(1)

The total filing fee of $281.67 is calculated in accordance with Rule 457(r) of the Securities Act of 1933 (the “Securities Act”) and will be paid by wire transfer within the time required by Rule 456(b) of the Securities Act.

PRICING SUPPLEMENT No. 467 dated December 30, 2014 (To Product Supplement No. 3 dated May 2, 2012, Prospectus Supplement dated April 13, 2012 and Prospectus dated April 13, 2012)

Wells Fargo & Company Medium-Term Notes, Series K ETF Linked Securities
Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the SPDR® S&P 500® ETF Trust due October 5, 2018
■	Linked to the SPDR® S&P 500® ETF Trust
■

Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the Fund from its starting price to its ending price. The payment at maturity will reflect the following terms:

■

If the value of the Fund increases, you will receive the original offering price plus 150% participation in the upside performance of the Fund, subject to a maximum total return at maturity of 40.00% of the original offering price

■ If the value of the Fund decreases but the decrease is not more than 10%, you will be repaid the original offering price
■ If the value of the Fund decreases by more than 10%, you will receive less than the original offering price and have 1-to-1 downside exposure to the decrease in the value of the Fund in excess of 10%
■	Investors may lose up to 90% of the original offering price
■

All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue the shares of the Fund or any securities held by the Fund for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment

■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

On the date of this pricing supplement, the estimated value of the securities is $957.17 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Investment Description” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” herein on page PRS-10 and “Risk Factors” in the accompanying product supplement.

The securities are unsecured obligations of Wells Fargo & Company and all payments on the securities are subject to the credit risk of Wells Fargo & Company. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo

Per Security	$1,000.00	$13.25	$986.75
Total	$2,424,000.00	$32,118.00	$2,391,882.00

(1)

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Investment Description” in this pricing supplement for further information.

Wells Fargo Securities

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the SPDR® S&P 500® ETF Trust due October 5, 2018

Investment Description

The Principal at Risk Securities Linked to the SPDR® S&P 500® ETF Trust due October 5, 2018 are senior unsecured debt securities of Wells Fargo & Company that do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities depending on the performance of the SPDR® S&P 500® ETF Trust (the “Fund”) from its starting price to its ending price. The securities provide:

(i)

the possibility of a leveraged return at maturity if the value of the Fund increases from its starting price to its ending price, provided that the total return at maturity of the securities will not exceed the maximum total return of 40.00% of the original offering price;

(ii)	repayment of principal if, and only if, the ending price of the Fund is not less than the starting price by more than 10%; and

(iii)	exposure to decreases in the value of the Fund if and to the extent the ending price is less than the starting price by more than 10%.

If the ending price is less than the starting price by more than 10%, you will receive less, and possibly 90% less, than the original offering price of your securities at maturity. All payments on the securities are subject to the credit risk of Wells Fargo.

The Fund is an exchange traded fund that seeks to track the S&P 500 Index, an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market.

You should read this pricing supplement together with product supplement no. 3 dated May 2, 2012, the prospectus supplement dated April 13, 2012 and the prospectus dated April 13, 2012 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product Supplement No. 3 dated May 2, 2012 filed with the SEC on May 2, 2012:

http://www.sec.gov/Archives/edgar/data/72971/000119312512204514/d342625d424b2.htm

•	Prospectus Supplement dated April 13, 2012 and Prospectus dated April 13, 2012 filed with the SEC on April 13, 2012:

http://www.sec.gov/Archives/edgar/data/72971/000119312512162780/d256650d424b2.htm

SPDR® and S&P 500® are trademarks of Standard & Poor’s Financial Services LLC (“S&P Financial”). The securities are not sponsored, endorsed, sold or promoted by the SPDR® S&P 500® ETF Trust (the “SPDR Trust”) or S&P Financial. Neither the SPDR Trust nor S&P Financial makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. Neither the SPDR Trust nor S&P Financial will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the SPDR Trust.

PRS-2

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the SPDR® S&P 500® ETF Trust due October 5, 2018

Investment Description (Continued)

The original offering price of each security of $1,000 includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to our conventional debt of the same maturity, as well as our liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than the interest rates implied by secondary market prices for our debt obligations and/or by other traded instruments referencing our debt obligations, which we refer to as our “secondary market rates.” As discussed below, our secondary market rates are used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date is set forth on the cover page of this pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on a reference interest rate, determined by WFS as of a recent date, that generally tracks our secondary market rates. Because WFS does not continuously calculate our reference interest rate, the reference interest rate used in the calculation of the estimated value of the debt component may be higher or lower than our secondary market rates at the time of that calculation. As noted above, we determine the economic terms of the securities based upon an assumed funding rate that is generally lower than our secondary market rates. In contrast, in determining the estimated value of the securities, we value the debt component using a reference interest rate that generally tracks our secondary market rates. Because the reference interest rate is generally higher than the assumed funding rate, using the reference interest rate to value the debt component generally results in a lower estimated value for the debt component, which we believe more closely approximates a market valuation of the debt component than if we had used the assumed funding rate.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Selected Risk Considerations—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Selected Risk Considerations—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

PRS-3

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the SPDR® S&P 500® ETF Trust due October 5, 2018

Investment Description (Continued)

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 4-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 4-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-4

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the SPDR® S&P 500® ETF Trust due October 5, 2018

Investor Considerations

We have designed the securities for investors who:

▪	seek 150% leveraged exposure to the upside performance of the Fund if the ending price is greater than the starting price, subject to the maximum total return at maturity of 40.00% of the original offering price;

▪	desire to limit downside exposure to the Fund through the 10% buffer;

▪	understand that if the ending price is less than the starting price by more than 10%, they will receive less, and possibly 90% less, than the original offering price per security at maturity;

▪	are willing to forgo interest payments on the securities and dividends on shares of the Fund; and

▪	are willing to hold the securities until maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

▪	are unwilling to accept the risk that the ending price of the Fund may decrease by more than 10% from the starting price;

▪	seek uncapped exposure to the upside performance of the Fund;

▪	seek full return of the original offering price of the securities at stated maturity;

▪	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;

▪	seek current income;

▪	are unwilling to accept the risk of exposure to the large capitalization segment of the U.S. equity market;

▪	seek exposure to the Fund but are unwilling to accept the risk/return trade-offs inherent in the payment at stated maturity for the securities;

▪	are unwilling to accept the credit risk of Wells Fargo to obtain exposure to the Fund generally, or to the exposure to the Fund that the securities provide specifically; or

▪	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-5

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the SPDR® S&P 500® ETF Trust due October 5, 2018

Terms of the Securities

Market Measure:	SPDR® S&P 500® ETF Trust

Pricing Date:	December 30, 2014.

Issue Date:	January 5, 2015. (T+3)

Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.

Redemption Amount:	The “redemption amount” per security will equal:

	•	if the ending price is greater than the starting price: the lesser of:

(i) $1,000 plus:

		$1,000 x	ending price – starting price	x participation rate	; and
starting price

(ii) the capped value;

	•	if the ending price is less than or equal to the starting price, but greater than or equal to the threshold price: $1,000; or
	•	if the ending price is less than the threshold price: $1,000 minus:

	$1,000 x	threshold price – ending price
starting price

If the ending price is less than the threshold price, you will receive less, and possibly 90% less, than the original offering price of your securities at maturity.

All calculations with respect to the redemption amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upwards (e.g., 0.000005 would be rounded to 0.00001); and the redemption amount will be rounded to the nearest cent, with one-half cent rounded upward.

Stated Maturity Date:	October 5, 2018. If the calculation day is postponed, the stated maturity date will be the later of (i) October 5, 2018 and (ii) the third business day after the calculation day as postponed.

Starting Price:	$207.60, the fund closing price of the Fund on the pricing date.

Ending Price:	The “ending price” will be the fund closing price of the Fund on the calculation day.

Capped Value:	The “capped value” is 140.00% of the original offering price per security ($1,400.00 per security). As a result of the capped value, the maximum total return at maturity of the securities will be 40.00% of the original offering price.

PRS-6

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the SPDR® S&P 500® ETF Trust due October 5, 2018

Terms of the Securities (Continued)

Threshold Price:	$186.840, which is equal to 90% of the starting price.
Participation Rate:	150%
Calculation Day:

September 28, 2018. If such day is not a trading day, the calculation day will be postponed to the next succeeding trading day. The calculation day is also subject to postponement due to the occurrence of a market disruption event.

Calculation Agent:	Wells Fargo Securities, LLC
Material Tax Consequences:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities see “United States Federal Tax Considerations” below.
Agent:

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $12.50 per security. Such securities dealers may include Wells Fargo Advisors, LLC, one of our affiliates. In addition to the concession allowed to WFA, WFS will pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to the discount, concession or distribution expense fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	94986RVJ7

PRS-7

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the SPDR® S&P 500® ETF Trust due October 5, 2018

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the redemption amount) calculated as follows:

PRS-8

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the SPDR® S&P 500® ETF Trust due October 5, 2018

Hypothetical Payout Profile

The following profile is based on a capped value of 140.00% or $1,400.00 per security, a participation rate of 150% and a threshold price equal to 90% of the starting price. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price and whether you hold your securities to maturity.

PRS-9

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the SPDR® S&P 500® ETF Trust due October 5, 2018

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. These risks are explained in more detail in the “Risk Factors” section in the product supplement. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances. The index underlying the Fund is sometimes referred to as the “underlying index.”

•

If The Ending Price Is Less Than The Threshold Price, You Will Receive Less, And Possibly 90% Less, Than The Original Offering Price Of Your Securities At Maturity. If the ending price is less than the threshold price, the redemption amount that you receive at stated maturity will be reduced by an amount equal to the decline in the price of the Fund to the extent it is below the threshold price (expressed as a percentage of the starting price). The threshold price is 90% of the starting price. As a result, you may receive less, and possibly 90% less, than the original offering price per security at maturity even if the value of the Fund is greater than or equal to the starting price or the threshold price at certain times during the term of the securities.

•

No Periodic Interest Will Be Paid On The Securities. No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled “United States Federal Tax Considerations.”

•

Your Return Will Be Limited By The Capped Value And May Be Lower Than The Return On A Direct Investment In The Fund. The opportunity to participate in the possible increases in the price of the Fund through an investment in the securities will be limited because the redemption amount will not exceed the capped value. Furthermore, the effect of the participation rate will be progressively reduced for all ending prices exceeding the ending price at which the capped value is reached.

•

The Securities Are Subject To The Credit Risk Of Wells Fargo. The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue the shares of the Fund or any securities held by the Fund for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

•

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Is Less Than The Original Offering Price. The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than our secondary market rates. If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

•

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers. The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Investment Description—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

•

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk consideration. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding

PRS-10

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the SPDR® S&P 500® ETF Trust due October 5, 2018

Selected Risk Considerations (Continued)

any related hedging transactions. Unless the factors described in the next risk consideration change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 4-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 4-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Investment Description.”

•

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways. The value of the securities prior to stated maturity will be affected by the price of the Fund at that time, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities: Fund performance; interest rates; volatility of the Fund; time remaining to maturity and dividend yields on the securities included in the Fund. In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness, as reflected in our secondary market rates. Because numerous factors are expected to affect the value of the securities, changes in the price of the Fund may not result in a comparable change in the value of the securities.

•

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop. The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

•

The Amount You Receive On The Securities Will Depend Upon The Performance Of The Fund And Therefore The Securities Are Subject To The Following Risks, As Discussed In More Detail In The Product Supplement:

•

Your Return On The Securities Could Be Less Than If You Owned The Shares Of The Fund. Your return on the securities will not reflect the return you would realize if you actually owned the shares of the Fund because, among other reasons, the redemption amount will be determined by reference only to the closing price of a share of the Fund without taking into consideration the value of dividends and other distributions paid on such share. In addition, the redemption amount will not be greater than the capped value.

•	Historical Prices Of The Fund Or The Securities Included In The Fund Should Not Be Taken As An Indication Of The Future Performance Of The Fund During The Term Of The Securities.

•	Changes That Affect The Fund Or The Underlying Index May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Fund Or The Underlying Index.

•	We And Our Affiliates Have No Affiliation With The Sponsor Of The Fund Or The Sponsor Of The Underlying Index And Have Not Independently Verified Their Public Disclosure Of Information.

PRS-11

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the SPDR® S&P 500® ETF Trust due October 5, 2018

Selected Risk Considerations (Continued)

•

An Investment Linked To The Shares Of The Fund Is Different From An Investment Linked To The Underlying Index. The performance of the shares of the Fund may not exactly replicate the performance of the underlying index because the Fund may not invest in all of the securities included in the underlying index and because the Fund will reflect transaction costs and fees that are not included in the calculation of the underlying index. The Fund may also hold securities or derivative financial instruments not included in the underlying index. It is also possible that the Fund may not fully replicate the performance of the underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. In addition, because the shares of the Fund are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of the Fund may differ from the net asset value per share of the Fund. As a result, the performance of the Fund may not correlate perfectly with the performance of the underlying index, and the return on the securities based on the performance of the Fund will not be the same as the return on securities based on the performance of the underlying index.

•	You Will Not Have Any Shareholder Rights With Respect To The Shares Of The Fund.

•	Anti-dilution Adjustments Relating To The Shares Of The Fund Do Not Address Every Event That Could Affect Such Shares.

•

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed. The calculation day will be postponed if the originally scheduled calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on the calculation day. If such a postponement occurs, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the postponed calculation day.

•

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests. You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•

The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine the ending price of the Fund and may be required to make other determinations that affect the return you receive on the securities at maturity. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred on the scheduled calculation day, which may result in postponement of the calculation day; determining the ending price of the Fund if the calculation day is postponed to the last day to which it may be postponed and a market disruption event occurs on that day; adjusting the adjustment factor and other terms of the securities in certain circumstances; if the Fund undergoes a liquidation event, selecting a successor fund or, if no successor fund is available, determining the ending price of the Fund; and determining whether to adjust the ending price of the Fund on the calculation day in the event of certain changes in or modifications to the Fund or the underlying index. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.

•

The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation. WFS calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which involved discretionary judgments by WFS, as described under “Selected Risk Considerations—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.

•

Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the price of the Fund. Our affiliates or any dealer participating in the offering of the securities or its affiliates may, at present or in the future, publish research reports on the Fund or the underlying index or the companies whose securities are included in the Fund or the underlying index. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with

PRS-12

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the SPDR® S&P 500® ETF Trust due October 5, 2018

Selected Risk Considerations (Continued)

purchasing or holding the securities. Any research reports on the Fund or the underlying index or the companies whose securities are included in the Fund or the underlying index could adversely affect the price of the Fund and, therefore, adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the Fund from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on the Fund or the underlying index or the companies whose securities are included in the Fund or the underlying index published on or prior to the pricing date could result in an increase in the price of the Fund on the pricing date, which would adversely affect investors in the securities by increasing the price at which the Fund must close on the calculation day in order for investors in the securities to receive a favorable return.

•

Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the Fund may adversely affect the price of the Fund. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in the Fund or the underlying index, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the price of the Fund and, therefore, adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in the Fund or the underlying index. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

•

Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of the Fund. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire shares of the Fund, securities included in the Fund or the underlying index or listed or over-the-counter derivative or synthetic instruments related to the Fund or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in shares of the Fund or any of the securities included in the Fund or the underlying index, or derivative or synthetic instruments related to the Fund or such securities, they may liquidate a portion of such holdings at or about the time of the calculation day or at or about the time of a change in the securities included in the Fund or the underlying index. These hedging activities could potentially adversely affect the price of the shares of the Fund and, therefore, adversely affect the value of and your return on the securities.

•

Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of the Fund. Our affiliates or any participating dealer or its affiliates may engage in trading in the shares of the Fund or the securities included in the Fund or the underlying index and other instruments relating to the Fund or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the price of the shares of the Fund and, therefore, adversely affect the value of and your return on the securities.

•

A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities and this projected profit will be in addition to the concession and/or distribution expense fee that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

•

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid derivative contracts that are “open transactions” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid derivative contracts that are “open transactions” is respected, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.” In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment

PRS-13

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the SPDR® S&P 500® ETF Trust due October 5, 2018

Selected Risk Considerations (Continued)

of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-14

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the SPDR® S&P 500® ETF Trust due October 5, 2018

Hypothetical Returns

The following table illustrates, for a range of hypothetical ending prices of the Fund:

•	the hypothetical percentage change from the starting price to the hypothetical ending price;

•	the hypothetical redemption amount payable at stated maturity per security;

•	the hypothetical total pre-tax rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical ending price	Hypothetical percentage change from the starting price to the hypothetical ending price	Hypothetical redemption amount payable at stated maturity per security	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
$363.30	75.00%	$1,400.00	40.00%	9.18%
$311.40	50.00%	$1,400.00	40.00%	9.18%
$269.88	30.00%	$1,400.00	40.00%	9.18%
$262.96	26.67%	$1,400.00	40.00%	9.18%
$249.12	20.00%	$1,300.00	30.00%	7.12%
$228.36	10.00%	$1,150.00	15.00%	3.76%
$217.98	5.00%	$1,075.00	7.50%	1.94%
$207.60(2)	0.00%	$1,000.00	0.00%	0.00%
$197.22	-5.00%	$1,000.00	0.00%	0.00%
$186.84	-10.00%	$1,000.00	0.00%	0.00%
$184.76	-11.00%	$990.00	-1.00%	-0.27%
$176.46	-15.00%	$950.00	-5.00%	-1.36%
$166.08	-20.00%	$900.00	-10.00%	-2.79%
$103.80	-50.00%	$600.00	-40.00%	-13.17%
$51.90	-75.00%	$350.00	-65.00%	-26.12%
$0.00	-100.00%	$100.00	-90.00%	-52.86%
(1)	The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.
(2)	The starting price.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rates of return will depend on the actual ending price.

PRS-15

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the SPDR® S&P 500® ETF Trust due October 5, 2018

Hypothetical Payments at Stated Maturity

Set forth below are four examples of payment at stated maturity calculations (rounded to two decimal places), assuming hypothetical ending prices as indicated in the examples.

Example 1. Redemption amount is greater than the original offering price but less than the capped value:

Starting price: $207.60

Hypothetical ending price: $249.12

Since the hypothetical ending price is greater than the starting price, the redemption amount would equal:

$1,000 +	$1,000	x	249.12 – 207.60	x 150%	= $1,300.00
207.60

On the stated maturity date you would receive $1,300.00 per security.

Example 2. Redemption amount is equal to the capped value:

Starting price: $207.60

Hypothetical ending price: $311.40

The redemption amount would be equal to the capped value since the capped value is less than:

$1,000 +	$1,000	x	311.40 – 207.60	x 150%	= $1,750.00
207.60

On the stated maturity date you would receive $1,400.00 per security.

In addition to limiting your return on the securities, the capped value limits the positive effect of the participation rate. If the ending price is greater than the starting price, you will participate in the performance of the Fund at a rate of 150% up to a certain point. However, the effect of the participation rate will be progressively reduced for ending prices that are greater than 126.67% of the starting price since your return on the securities for any ending price greater than 126.67% of the starting price will be limited to the capped value.

Example 3. Redemption amount is equal to the original offering price:

Starting price: $207.60

Hypothetical ending price: $197.22

Threshold price: $186.840, which is 90% of the starting price

Since the hypothetical ending price is less than the starting price, but not by more than 10%, you would not lose any of the original offering price of your securities.

On the stated maturity date you would receive $1,000 per security.

PRS-16

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the SPDR® S&P 500® ETF Trust due October 5, 2018

Hypothetical Payments at Stated Maturity (Continued)

Example 4. Redemption amount is less than the original offering price:

Starting price: $207.60

Hypothetical ending price: $103.80

Threshold price: $186.840, which is 90% of the starting price

Since the hypothetical ending price is less than the starting price by more than 10%, you would lose a portion of the original offering price of your securities and receive the redemption amount equal to:

$1,000 –	$1,000	x	186.840 – 103.80	= $600.00
207.60

On the stated maturity date you would receive $600.00 per security.

To the extent that the ending price differs from the values assumed above, the results indicated above would be different.

PRS-17

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the SPDR® S&P 500® ETF Trust due October 5, 2018

The SPDR® S&P 500® ETF Trust

The Fund is an exchange traded fund that seeks to track the S&P 500 Index, an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. See “The SPDR® S&P 500® ETF Trust” in Annex A to the product supplement for additional information about the Fund.

We obtained the closing prices listed below from Bloomberg Financial Markets (“Bloomberg”) without independent verification. You can obtain the value of the Fund at any time from Bloomberg under the symbol “SPY” or from the SPDR website at www.spdrs.com. No information contained on the SPDR website is incorporated by reference into this pricing supplement.

The following graph sets forth daily closing prices of the Fund for the period from January 1, 2004 to December 30, 2014. The closing price on December 30, 2014 was $207.60. The historical performance of the Fund should not be taken as an indication of the future performance of the Fund during the term of the securities.

SPDR® S&P 500® ETF TrustDaily Closing Prices

PRS-18

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the SPDR® S&P 500® ETF Trust due October 5, 2018

The SPDR® S&P® 500 ETF Trust (Continued)

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the Fund for each quarter in the period from January 1, 2004 through September 30, 2014 and for the period from October 1, 2014 to December 30, 2014.

	High	Low	Last
2004
First Quarter	$116.28	$109.41	$112.87
Second Quarter	$115.33	$108.85	$114.45
Third Quarter	$113.62	$106.83	$111.74
Fourth Quarter	$121.36	$109.86	$120.87
2005
First Quarter	$122.78	$116.54	$118.05
Second Quarter	$121.58	$113.82	$119.17
Third Quarter	$124.70	$119.46	$123.02
Fourth Quarter	$127.82	$117.50	$124.50
2006
First Quarter	$130.99	$125.51	$129.84
Second Quarter	$132.63	$122.57	$127.25
Third Quarter	$133.74	$123.35	$133.57
Fourth Quarter	$143.07	$133.07	$141.66
2007
First Quarter	$146.01	$137.41	$142.07
Second Quarter	$154.15	$142.24	$150.38
Third Quarter	$155.03	$141.13	$152.67
Fourth Quarter	$156.44	$140.90	$146.39
2008
First Quarter	$144.94	$127.90	$131.89
Second Quarter	$143.08	$127.69	$128.04
Third Quarter	$130.70	$111.38	$116.54
Fourth Quarter	$116.00	$75.95	$90.33
2009
First Quarter	$93.44	$68.11	$79.44
Second Quarter	$95.09	$81.00	$91.92
Third Quarter	$107.33	$87.95	$105.56
Fourth Quarter	$112.67	$102.54	$111.44
2010
First Quarter	$117.40	$105.87	$116.99
Second Quarter	$121.79	$103.22	$103.22
Third Quarter	$114.79	$102.20	$114.12
Fourth Quarter	$125.92	$113.75	$125.78
2011
First Quarter	$134.57	$126.21	$132.51
Second Quarter	$136.54	$126.81	$131.97
Third Quarter	$135.46	$112.26	$113.17
Fourth Quarter	$128.68	$109.93	$125.50
2012
First Quarter	$141.61	$127.49	$140.72
Second Quarter	$141.79	$128.10	$136.27
Third Quarter	$147.24	$133.51	$143.93
Fourth Quarter	$146.27	$135.70	$142.52
2013
First Quarter	$156.73	$145.53	$156.55
Second Quarter	$167.11	$154.14	$160.01
Third Quarter	$173.14	$161.16	$168.10
Fourth Quarter	$184.67	$165.48	$184.67

PRS-19

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the SPDR® S&P 500® ETF Trust due October 5, 2018

The SPDR® S&P® 500 ETF Trust (Continued)

	High	Low	Last
2014
First Quarter	$188.26	$174.15	$187.04
Second Quarter	$196.48	$181.48	$195.72
Third Quarter	$201.82	$190.99	$197.02
October 1, 2014 to December 30, 2014	$208.72	$186.27	$207.60

PRS-20

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the SPDR® S&P 500® ETF Trust due October 5, 2018

United States Federal Tax Considerations

Prospective investors should note that the discussion under the section called “United States Federal Income Tax Considerations” in the accompanying product supplement does not apply to the securities issued under this pricing supplement and is superseded by the following discussion.

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. It applies to you only if you purchase a security for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the securities is sold to the public, and hold the security as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). It does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader in securities subject to a mark-to-market method of tax accounting with respect to the securities;

•	a person holding a security as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a security;

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to your particular U.S. federal tax consequences of holding and disposing of the securities.

We will not attempt to ascertain whether the Fund is treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. If the Fund were so treated, certain adverse U.S. federal income tax consequences might apply to you if you are a non-U.S. holder (as defined below), upon the sale, exchange or other disposition of the securities. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the Fund and consult your tax adviser regarding the possible consequences to you if the Fund is or becomes a USRPHC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or foreign tax laws or the potential application of the Medicare tax on investment income. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Tax Treatment of the Securities

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid derivative contract that is an “open transaction” for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment.

PRS-21

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the SPDR® S&P 500® ETF Trust due October 5, 2018

United States Federal Tax Considerations (Continued)

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the securities or similar instruments, significant aspects of the treatment of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described below. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise indicated, the following discussion is based on the treatment of the securities as prepaid derivative contracts that are “open transactions.”

Tax Consequences to U.S. Holders

This section applies only to U.S. holders. You are a “U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity. You should not be required to recognize income over the term of the securities prior to maturity, other than pursuant to a sale, exchange or retirement as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities, you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your tax basis in the securities that are sold, exchanged or retired. Your tax basis in the securities should equal the amount you paid to acquire them. Subject to the discussion below concerning the potential application of Section 1260 of the Code, this gain or loss should be long-term capital gain or loss if at the time of the sale, exchange or retirement you held the securities for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to certain limitations.

Potential Application of Section 1260 of the Code

Even if the treatment of the securities as prepaid derivative contracts that are “open transactions” is respected, there is a significant risk that your purchase of securities will be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code, with respect to shares of the Fund (the “ETF shares”). In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Although the matter is unclear, the “net underlying long-term capital gain” may equal the amount of long-term capital gain you would have realized if on the issue date you had purchased ETF shares with a value equal to the amount you paid to acquire your securities and subsequently sold those shares for their fair market value at the time your securities are sold, exchanged or retired (which would reflect the percentage increase, without any multiplier, in the value of the ETF shares over the term of the securities). Alternatively, the “net underlying long-term capital gain” could be calculated using a number of ETF shares that reflects the multiplier used to calculate the payment that you will receive on your security. Any long-term capital gain recharacterized as ordinary income under Section 1260 of the Code would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260 of the Code, our counsel is not able to opine as to whether or how Section 1260 of the Code applies to the securities.

Possible Alternative Tax Treatments of an Investment in the Securities

Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to them. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, the securities would be governed by Treasury regulations relating to the taxation

PRS-22

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the SPDR® S&P 500® ETF Trust due October 5, 2018

United States Federal Tax Considerations (Continued)

of contingent payment debt instruments. In that case, regardless of your method of tax accounting for U.S. federal income tax purposes, you would be required to accrue income based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, in each year that you held the securities, even though we are not required to make any payment with respect to the securities prior to maturity. In addition, any gain on the sale, exchange or retirement of the securities would be treated as ordinary income.

Other possible U.S. federal income tax treatments of the securities could also affect the timing and character of income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the possible alternative treatments of an investment in the securities and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. You are a “non-U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition and not otherwise a resident of the United States for U.S. federal income tax purposes or (ii) a former citizen or resident of the United States. If you are such a holder or may become such a holder during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

Sale, Exchange or Retirement of the Securities. Subject to the possible application of Section 897 of the Code, you generally should not be subject to U.S. federal income or withholding tax in respect of amounts paid to you, provided that income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a U.S. trade or business, and if income from the securities is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if you were a U.S. holder, unless an applicable income tax treaty provides otherwise. If you are such a holder and you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax.

Tax Consequences Under Possible Alternative Treatments. If all or any portion of a security were recharacterized as a debt instrument, subject to the possible application of Section 897 of the Code and the discussion below regarding FATCA, any payment made to you with respect to the security generally would not be subject to U.S. federal withholding or income tax, provided that: (i) income or gain in respect of the security is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide an appropriate IRS Form W-8 certifying under penalties of perjury that you are not a United States person.

PRS-23

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the SPDR® S&P 500® ETF Trust due October 5, 2018

United States Federal Tax Considerations (Continued)

Other U.S. federal income tax treatments of the securities are also possible. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Among the issues addressed in the notice is the degree, if any, to which any income with respect to instruments such as the securities should be subject to U.S. withholding tax. While the notice requests comments on appropriate transition rules and effective dates, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might materially and adversely affect the withholding tax consequences of an investment in the securities, possibly with retroactive effect. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Accordingly, you should consult your tax adviser regarding the issues presented by the notice.

U.S. Federal Estate Tax

If you are an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the securities.

Information Reporting and Backup Withholding

Amounts paid on the securities, and the proceeds of a sale, exchange or other disposition of the securities, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a non-U.S. holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. Pursuant to Treasury regulations and guidance from the U.S. Treasury Department, this legislation applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and, for dispositions after December 31, 2016, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. If the securities were recharacterized as debt instruments, this legislation would apply to the securities. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. If you are a non-U.S. holder, or a U.S. holder holding securities through a foreign intermediary, you should consult your tax adviser regarding the potential application of FATCA to the securities.

Prospective investors in the securities should consult their tax advisers regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

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